Exhibit 23.3




INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to the Registration Statement of Procept, Inc. on Form S-4 (File No. 333-69121) of our report dated July 8, 1998, appearing in the Annual Report on Form 10-K of Pacific Pharmaceuticals, Inc. for the year ended March 31, 1998 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

San Diego, California
February 8, 1999